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                      STOCK OPTION CANCELLATION AGREEMENT
                      -----------------------------------

        AGREEMENT made this 18th day of September, 1996, by and among Elcom Technologies Corporation, a corporation organized under the laws of the Commonwealth of Pennsylvania (hereinafter referred to as "ELCOM"), and ROBERT A. VITO, and individual employee of ELCOM (hereinafter referred to as "EMPLOYEE").

                                  BACKGROUND
                                  ----------

        WHEREAS; ELCOM's corporate charter currently permits ELCOM to issue up to Twenty Million (20,000,000) shares of common stock; and

        WHEREAS, as of the execution of this Agreement, ELCOM's total issued, and outstanding shares of common stock is approximately Thirteen Million five hundred thousand (13,500,000) shares and has issued a total of approximately three million (3,000,000) Options to purchase ELCOM's common stock; and

        WHEREAS, ELCOM and EMPLOYEE previously entered a Stock Option Agreement dated July 28, 1995 and attached hereto as Exhibit A (hereinafter referred to as the "STOCK OPTION AGREEMENT"); and

        WHEREAS, ELCOM desires to cancel certain of the Stock Options previously granted to EMPLOYEE under the STOCK OPTION AGREEMENT and any and all other stock option agreements granted to EMPLOYEE in order to enhance the potential value of ELCOM's common stock.

        NOW, THEREFORE, in consideration of the mutual promises herein and other valuable considerations, ELCOM and EMPLOYEE agree as follows:

1.      Cancellation of Stock Options. ELCOM and EMPLOYEE hereby agree that
        -----------------------------
ELCOM shall cancel six hundred thousand (600,000) stock options granted to EMPLOYEE on July 28, 1995 as a result of the STOCK OPTION AGREEMENT. ELCOM and EMPLOYEE further agree to cancel one hundred thousand (100,000) stock options granted pursuant to EMPLOYEE's role as a member of the Board Of Directors of ELCOM. The STOCK OPTION AGREEMENT attached hereto as Exhibit A and any other Stock Option Agreement of any kind or nature whatsoever entered into by EMPLOYEE and ELCOM prior to the date of this Agreement are hereby canceled in full and all of the rights, duties and obligations of the Parties are hereby terminated in full and deemed null and void for all purposes whatsoever.

2.      Modification. This Agreement shall be effective as of the date hereof.
        ------------
No modification or amendment of this Agreement shall be effective unless in writing and signed by the parties hereto.

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3. Notices. All notices or other communications required or permitted to be
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given under the terms of this Agreement shall be in writing, delivered personally, or sent via certified mail, postage prepaid, return receipt requested.

4. Entire Agreement. This Agreement constitutes the entire agreement between the
   ----------------
parties hereto and supersedes all prior negotiations, understandings and agreements of any nature with respect to the subject matter hereto. No amendment, waiver or discharge of any of the provisions of this Agreement shall be effective against any part, unless that party shall have consent thereto in writing.

5. Binding Effect. This Agreement shall be binding upon ratification by the
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Board of Directors of ELCOM and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors, and assigns.

6. Governing Law. This Agreement shall be construed, interpreted and enforced in
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accordance with the laws of the Commonwealth of Pennsylvania.

        IN WITNESS WHEREOF, ELCOM and EMPLOYEE have set their hands and seals hereto the day and year first above written.

ATTEST:                                         Elcom Technologies Corporation

/s/ Robert B. Sando                             BY: /s/ Robert A. Vito
------------------------------                     ---------------------------
Robert B. Sando, Secretary                         Robert A. Vito, President

                                                [SIGNATURE APPEARS HERE]
                                                ------------------------------
                                                EMPLOYEE


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